Exhibit (h)(2)(b)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2010 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on January 13, 2010, name changes to certain series of the Fund;

WHEREAS, changes to the names of certain share classes and series names were effective May 1, 2010;

WHEREAS, the term “Forward Series” is now referred to as “Fund Group I” and “Fund Group III” and the term “Accessor Series” is now referred to as “Fund Group II”;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedules A-1 and A- 2 – List of Portfolios, revised Schedule B – Fee Schedule and references to “Forward Series” and “Accessor Series”.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A-1 – List of Portfolios. Schedule A-1 is replaced in its entirety with the attached Schedule A-1.

2.	Schedule A-2 – List of Portfolios. Schedule A-2 is replaced in its entirety with the attached Schedule A-2.

3.	Schedule B – Fee Schedule. Schedule B is replaced in its entirety with the attached Schedule B.

4.	References to “Forward Series” and “Accessor Series”. All references to “Forward Series” is replaced with the term “Fund Group I” and “Fund Group III” and references to “Accessor Series” is replaced with the term “Fund Group II”.

5.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ J. Alan Reid, Jr.
Name:	Jeremy O. May	Name:	J. Alan Reid, Jr.
Title:	President	Title:	President

SCHEDULE A-1

To the Amended and Restated Transfer Agency and Service Agreement

Fund Group I and Fund Group III Portfolios and Classes List

As of May 1, 2010

Portfolio	Open Classes of Shares
Forward Banking and Finance Fund	Investor Class Class A Class C

Forward Emerging Markets Fund	Investor Class Institutional Class Class M

Forward Global Infrastructure Fund	Institutional Class Class A Class B Class C Class M

Forward Growth Fund	Institutional Class Class A Class C

Forward HITR Fund	[1]

Forward International Dividend Fund	Investor Class Institutional Class

Forward International Fixed Income Fund	Investor Class Institutional Class Class C

Forward International Real Estate Fund	Institutional Class Class A Class B Class C

Forward International Small Companies Fund	Investor Class Institutional Class Class A Class M

Forward Large Cap Equity Fund	Institutional Class Class A

Forward Legato Fund	Investor Class Institutional Class Class A

Forward Long/Short Credit Analysis Fund	Investor Class Institutional Class Class C Class M

[1]	The Forward HITR Fund is not yet operational. Once operational, the open share classes will be added and the Fund will incur charges in accordance with Schedule B.

Forward Real Estate Fund	Investor Class Institutional Class Class A Class C

Forward Select Income Fund	Institutional Class Class A Class B Class C Class M

Forward Small Cap Equity Fund	Investor Class Institutional Class Class A Class M

Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Class M

Forward Strategic Realty Fund	Institutional Class Class A Class B Class C

SCHEDULE A-2

To the Amended and Restated Transfer Agency Service Agreement

Fund Group II Portfolio and Classes List

As of May 1, 2010

Portfolio	Class of Shares
Forward Aggressive Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Frontier Markets Fund	Investor Class Institutional Class Class Z

Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z

Forward Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward International Equity Fund	Investor Class Institutional Class Class C Class Z

Forward Investment Grade Fixed Income Fund	Investor Class Institutional Class Class C Class Z

Forward Large Cap Growth Fund	Investor Class Institutional Class Class C Class Z

Forward Large Cap Value Fund	Investor Class Institutional Class Class C Class Z

Forward Mortgage Securities Fund	Investor Class Institutional Class Class C Class Z

Forward Small to Mid Cap Fund	Investor Class Institutional Class Class C Class Z

Forward Strategic Alternatives Fund	Investor Class Institutional Class Class Z

Forward U.S. Government Money Fund	Investor Class Institutional Class Class A Class C Class Z

SCHEDULE B

To the Amended and Restated Transfer Agency and Services Agreement

Fee Schedule

Effective May 1, 2010

Base Fee:

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens.

A. Fund Group I and Fund Group III (Schedule A-1)

Annual Base Fee of:

$248,000;

Plus:

an additional $12,000 annual base fee for the Forward HITR Fund to be billed when the Forward HITR Fund commences operations;

an additional $12,000 annual base fee for each additional Portfolio in Fund Group I and Fund Group III that may be established by the Trust; and

an additional $2,000 annual base fee for each additional class of shares per Portfolio in Fund Group I and Fund Group III that may be established by the Trust.

Minus:

$12,000 annual base fee for each Portfolio in Fund Group I and Fund Group III that is liquidated from the Trust; and

$2,000 annual base fee for each class of shares per Portfolio in Fund Group I and Fund Group III that is removed from the Trust.

B. Fund Group II (Schedule A-2)

Annual Base Fee of:

$652,000;

Plus:

an additional $12,000 annual base fee for each additional Portfolio in Fund Group II Series that may be established by the Trust; and

an additional $2,000 annual base fee for each additional class of shares per Portfolio in the Fund Group II that may be established by the Trust.

Minus:

$12,000 annual base fee for each Portfolio in Fund Group II that is liquidated from the Trust; and

$2,000 annual base fee for each class of shares per Portfolio in Fund Group II that is removed from the Trust.

Annual Open Account Fees:

$11.00 annual fee per each of the first 10,000 open direct accounts;

$10.00 annual fee per each of the remaining open direct accounts

$10.50 annual fee per each of the first 50,000 NSCC accounts

$ 8.00 annual fee per each over 50,000 NSCC accounts

Annual Inactive Account Fees1:

$5.00 per inactive account

Annual Closed Account Fees2:

$0.50 per closed account

[1]	An inactive account is an account with a zero balance that has had activity in the last eighteen months.
[2]	A closed account is an account with a zero balance that has not had activity in the last eighteen months.

Out-of-Pocket Fees:

The following fees represent expenses that may be incurred by ALPS Fund Services, Inc. (“ALPS”) from outside vendors. These fees are passed directly through at cost to our clients as out-of-pocket expenses. The following fees are estimates and are subject to change:

•	Monthly NSCC-interface fees

•	The cost of printing and mailing shareholder confirmations and statements

•	Blue Sky state registration fees

•	The cost of fund-specific statement paper and envelopes

•	Postage

•	SAS 70 report

•	Customized programming/enhancements

•	Fulfillment costs

•	22c-2 fees, if applicable

•	Sales reporting fees, if applicable

•	DDA Transfer Wire Charges, if applicable

•	Other miscellaneous expenses that may occur at the Funds’ direction

Special Fee Considerations:

•	In the event that ALPS is successful in reducing its direct costs for maintaining inactive NSCC accounts, ALPS will reduce accordingly its fees charged under this Agreement for such accounts.